Exhibit 99.1

Investor Contact: Larry P. Kromidas
(314) 480-1452
Email: lpkromidas@olin.com

News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443
FOR IMMEDIATE RELEASE

Olin to Present at the Bank of America Merrill Lynch,
Credit Suisse and KeyBanc Conferences in September

Clayton, MO, August 15, 2012 - Olin Corporation's (NYSE: OLN) senior management will make formal presentations in Boston at the Bank of America Merrill Lynch Global Industrials & Materials Conference on September 5th at 2:50 P.M. Eastern time, in New York City at the Credit Suisse Chemical and Ag Science Conference on September 11th at 10:00 A.M. Eastern time, and in Boston at the KeyBanc Capital Markets Basic Materials & Packaging Conference on September 12th. Senior management will also be available for one-on-one meetings with investors at each of the events.

Copies of the presentation slides will be available the evening prior to each event to investors, news media and the general public on Olin's web site www.olin.com in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in two business segments: Chlor Alkali Products and Winchester. Chlor Alkali Products manufactures chlorine and caustic soda, hydrochloric acid, hydrogen, potassium hydroxide and bleach products. Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

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